UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2007 (April 25, 2007)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 26, 2007, Healthcare Realty Trust Incorporated (the “Company”) announced its intention to dispose of its portfolio of senior living assets. The Company estimates that it will receive approximately $401.6 million in cash from the disposition which will be used to pay a special dividend of $227.2 million, or $4.75 per share, to pay transaction costs of approximately $3.7 million, and to reduce debt by approximately $170.7 million.
In connection with this disposition, on April 25, 2007, the Company and certain of its wholly-owned subsidiaries entered into a definitive purchase agreement (the “Purchase Agreement”) with Nationwide Health Properties, Inc. (“NHP”). This transaction will result in the disposition of 33 properties and 11 mortgage and note investments in which the Company had a $217.8 million gross investment at December 31, 2006 ($191.4 million, net) for aggregate consideration of $201.5 million. The properties consist of three independent living facilities, 16 skilled nursing facilities, and 14 assisted living facilities which are located in 10 states. The Purchase Agreement contains terms and conditions customary for a transaction of this type.
Item 2.01 Completion of Acquisition or Disposition of Assets
On April 26, 2007, pursuant to the Purchase Agreement with NHP, the Company completed the disposition of 29 properties and 10 mortgage and note investments. The total consideration paid by NHP was $169.0 million, all cash at closing. The Company expects that the disposition of the remaining four properties and one note investment to NHP will be completed by July 15, 2007.
As of April 30, 2007, the Company had disposed of, in a series of closings, a total of 49 of the 62 properties and 15 of the 16 mortgage and note investments included in its portfolio of senior living assets for consideration totaling $336.1 million in which the Company had a gross investment of $367.9 million ($306.9 million, net). The Company anticipates that the remaining properties and note investment in the portfolio will be sold during the second and third quarters of 2007 for estimated aggregate consideration of $65.5 million. The buyers, other than NHP, were Emeritus Corporation, Ruxton Meadows Holding Company, and Affiliates of Senior Lifestyle Management, L.L.C., each of whom were tenant/operators of the properties acquired and who purchased the assets pursuant to rights of first refusal in their respective lease agreements with the Company.

Item 9.01 Financial Statements and Exhibits
(a) Pro Forma Financial Information
The unaudited pro forma consolidated financial statements of the Company for the year ended December 31, 2006 are filed herewith as Exhibit 99.1 and incorporated in this Item 9.01 by reference.
(b) Exhibits

Exhibit 99.1	Unaudited Pro Forma Consolidated Financial Statements of the Company for the year ended December 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By /s/ Scott W. Holmes
Scott W. Holmes
Senior Vice President and Chief Financial Officer

Date: May 1, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Unaudited Pro Forma Consolidated Financial Statements of the Company for the year ended December 31, 2006.

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